UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

CLARCOR Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:
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December 1, 2016

Dear Valued Partner:

I am pleased to share some exciting news about CLARCOR’s future. Today we announced that CLARCOR has entered into an agreement to be acquired by Parker Hannifin (“Parker”), a global leader in motion and control technologies. A copy of the press release announcing the transaction is attached.

We are very excited about this combination and believe that bringing our two companies together will make us an even stronger partner for you. CLARCOR and Parker are highly complementary in terms of our products and capabilities, and we share a common commitment to supporting our business partners. Parker has a proud legacy, tracing its roots back to 1917 with the founding of the Parker Appliance Company in Cleveland, Ohio. The company has a long history of innovation, just like CLARCOR, and shares our commitment to excellence, safety, integrity, quality, and customer service.

Importantly, we do not expect any changes in the near term. The transaction is expected to be finalized by or during Parker’s FY18 first quarter (July-September 2017). Until then, CLARCOR and Parker will continue to operate as independent companies. There will be no immediate changes to our relationship, and your point of contact will remain the same.

We are focused on ensuring a smooth transition, and you can be sure that our relationship with you remains a top priority. We will keep you informed of developments as appropriate. In the meantime, please feel free to get in touch with us to discuss any questions you may have.

As always, we thank you for your continued partnership.

Best regards,

Christopher L. Conway

Chairman, President & Chief Executive Officer

Additional Information and Where to Find It

In connection with the proposed transaction, CLARCOR intends to file a preliminary proxy statement on Schedule 14A with the SEC. CLARCOR’S SHAREHOLDERS ARE ENCOURAGED TO READ THE PRELIMINARY PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final proxy statement will be mailed to shareholders of CLARCOR. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, or from CLARCOR’s website at www.CLARCOR.com under the heading “Investor Information” or by emailing CLARCOR at investor@CLARCOR.com.

Participants in Solicitation

Parker, CLARCOR and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information concerning Parker’s directors and executive officers is set forth in the proxy statement, filed September 26, 2016, for Parker’s 2016 annual meeting of shareholders as filed with the SEC on Schedule 14A and in its most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2016 as filed with the SEC on August 26, 2016. Information concerning CLARCOR’s directors and executive officers is set forth in the proxy statement, filed February 19, 2016, for CLARCOR’s 2016 annual meeting of shareholders as filed with the SEC on Schedule 14A and in its most recent Annual Report on Form 10-K for the fiscal year ended November 28, 2015 as filed with the SEC on January 22, 2016. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the proposed merger will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

Forward-looking statements contained in this and other written and oral reports are made based on known events and circumstances at the time of release, and as such, are subject in the future to unforeseen uncertainties and risks. These statements may be identified from use of forward-looking terminology such as “anticipates,” “believes,” “may,” “should,” “could,” “potential,” “continues,” “plans,” “forecasts,” “estimates,” “projects,” “predicts,” “would,” “intends,” “anticipates,” “expects,” “targets,” “is likely,” “will,” or the negative of these terms and similar expressions, and include all statements regarding future performance, earnings projections, events or developments. CLARCOR and Parker caution readers not to place undue reliance on these statements. The risks and uncertainties in connection with such forward-looking statements related to the proposed transaction include, but are not limited to, the occurrence of any event, change or other circumstances that could delay the closing of the proposed transaction; the possibility of non-consummation of the proposed transaction and termination of the merger agreement; the failure to obtain CLARCOR stockholder approval of the proposed transaction or to satisfy any of the other conditions to the merger agreement; the possibility that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval in connection with the proposed transaction; the risk that stockholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; adverse effects on CLARCOR’s common stock or Parker’s common stock because of the failure to complete the proposed transaction; CLARCOR’s or Parker’s respective businesses experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, business partners or governmental entities; the parties being unable to successfully implement integration strategies; and significant transaction costs related to the proposed transaction.

It is possible that the future performance and earnings projections of Parker and/or CLARCOR, including projections of any individual segments, may differ materially from current expectations, depending on economic conditions within each company’s key markets, and each company’s ability to maintain and achieve anticipated benefits associated with announced realignment activities, strategic initiatives to improve operating margins, actions taken to combat the effects of the current economic environment, and growth, innovation and global diversification initiatives. A change in the economic conditions in individual markets may have a particularly volatile effect on segment performance. Among other factors which may affect future performance of Parker and/or CLARCOR are, as applicable: changes in business relationships with and purchases by or from major customers, suppliers or distributors, including delays or cancellations in shipments; CLARCOR’s potential inability to realize the anticipated benefits of the strategic supply partnership with GE; disputes regarding contract terms or significant changes in financial condition, changes in contract cost and revenue estimates for new development programs and changes in product mix; ability to identify acceptable strategic acquisition targets; uncertainties surrounding timing, successful completion or integration of acquisitions and similar transactions; the ability to successfully divest businesses planned for divestiture and realize the anticipated benefits of such divestitures; the determination to undertake business realignment activities and the expected costs thereof and, if undertaken, the ability to complete such activities and realize the anticipated cost savings from such activities; ability to implement successfully capital allocation initiatives, including timing, price and execution of share repurchases; availability, limitations or cost increases of raw materials, component products and/or commodities that cannot be recovered in product pricing; ability to manage costs related to insurance and employee retirement and health care benefits; compliance costs associated with environmental laws and regulations; potential labor disruptions; threats associated with and efforts to combat terrorism and cyber-security risks; uncertainties surrounding the ultimate resolution of outstanding legal proceedings, including the outcome of any appeals; competitive market conditions and resulting effects on sales and pricing; and global economic factors, including manufacturing activity, air travel trends, currency exchange rates, difficulties entering new markets and general economic conditions such as inflation, deflation, interest rates and credit availability. Additional information about the risks related to Parker and its business may be found in Parker’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016 filed on August 26, 2016. Additional information about the risks related to CLARCOR and its business may be found in CLARCOR’s Annual Report on Form 10-K for the fiscal year ended November 28, 2015 filed on January 22, 2016. Parker and/or CLARCOR make these statements as of the date of this disclosure, and undertake no obligation to update them unless otherwise required by law.